Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statement Nos. 33-73376, 333-04295, 333-41768, and 333-88914 on Form S-8 and Registration Statement Nos. 333-90395, 333-62830, 333-108947 and 333-161182 on Form S-3 of our report dated March 30, 2012, relating to the financial statements of Triangle Town Member, LLC appearing in this Amendment No. 1 to the Annual Report on Form 10-K/A of CBL & Associates Properties, Inc., for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 30, 2012